EXHIBIT 23.1

CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

         We have issued our report dated April 13, 2001 accompanying the financial statements of Vsource, Inc. on Form 10-K for the year ended January 31, 2001 incorporated by reference in this Post-Effective Amendment No. 1 on Form S-2 to Form S-3 Registration Statement (File No. 333-73472). We consent to the incorporation by reference of the aforementioned report in this Post-Effective Amendment No. 1 on Form S-2 to Form S-3 Registration Statement.

/s/ Grant Thornton LLP

Los Angeles, California
May 16, 2003